UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 ____________________

FORM 8-K

_____________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2019

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GRAN TIERRA ENERGY INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34018	98-0479924
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 900, 520-3 Avenue SW Calgary, Alberta, Canada T2P 0R3
(Address of Principal Executive Offices) (Zip Code)

(403) 265-3221
(Registrant’s Telephone Number, Including Area Code)

___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

Gran Tierra Energy Inc. ("Gran Tierra" or the "Company") is hereby presenting information regarding its oil and natural gas reserves at December 31, 2018 and certain operational updates regarding fourth quarter and full year 2018.

Reserves Information

Gran Tierra's 2018 reserves were independently prepared by McDaniel & Associates Consultants Ltd. ("McDaniel").

See "Glossary" for definitions of industry terms and abbreviations.

The following table sets forth Gran Tierra’s estimated reserves NAR as of December 31, 2018.

	Oil	Natural Gas	Oil and Natural Gas
Reserves Category	(Mbbl)	(MMcf)	(MBOE)
Proved
Total proved developed reserves	36,805	1,253	37,014
Total proved undeveloped reserves	17,117	929	17,272
Total proved reserves	53,922	2,182	54,286

Probable
Total probable developed reserves	9,832	386	9,896
Total probable undeveloped reserves	51,559	886	51,707
Total probable reserves	61,391	1,272	61,603

Possible
Total possible developed reserves	13,480	458	13,556
Total possible undeveloped reserves	35,216	949	35,374
Total possible reserves	48,696	1,407	48,930

The product prices that were used to determine the future gross revenue for each property reflect adjustments to the benchmark prices for gravity, quality, local conditions and/or distance from market. The average realized prices for reserves in the report are:

Oil and NGLs (USD/bbl)	$61.16
Natural Gas (USD/Mcf)	$3.67

Operations Update

The following table sets forth select estimated operational data for Gran Tierra for the year ended December 31, 2018:

	Year Ended December 31, 2018
	2018	% Change	2017	% Change	2016
Estimated Proved Oil and Gas Reserves, NAR, at December 31 (MMBOE)	54	(8)	59	11	53

Estimated Probable Oil and Gas Reserves, NAR, at December 31 (MMBOE)	62	13	55	25	44

Estimated Possible Oil and Gas Reserves, NAR, at December 31 (MMBOE)	49	(16)	58	(9)	64

Average Consolidated Daily Volumes (BOEPD)

Working Interest Production Before Royalties	36,209	13	32,105	19	27,062
Royalties	(7,156)	35	(5,320)	37	(3,875)
Production NAR	29,053	8	26,785	16	23,187
(Increase) Decrease in Inventory	(336)	250	(96)	(113)	767
Sales(1)	28,717	8	26,689	11	23,954

The standardized measure of discounted future net cash flows from Gran Tierra's estimated proved oil and gas reserves is as follows:

($ thousands)
December 31, 2018
Future cash inflows	$3,351,768
Future production costs	(1,225,259)
Future development costs	(261,563)
Future asset retirement obligations	(45,045)
Future income tax expense	(326,856)
Future net cash flows	1,493,045
10% discount	(298,585)
Standardized Measure of Discounted Future Net Cash Flows	$1,194,460

Gran Tierra provides the following additional unaudited financial and production information as part of this update:

•	Estimated year-end 2018 net working capital deficit and debt of $366.6 million, prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP").
•	Average fourth quarter 2018 production is estimated to be 38,156 BOEPD gross WI before royalties or 31,196 BOEPD net after royalty ("NAR"). Fourth quarter 2018 WI sales volume is estimated to be 38,183 BOEPD, or 31,059 BOEPD NAR.
•	Estimated 2018 Colombia exploration and development capital expenditures, excluding acquired properties, of $355.6 million.

(1) Sales volumes represent production NAR adjusted for inventory changes. Sales volumes for the year ended December 31, 2017 and 2016 include 576 and 717 BOEPD respectively from operations in Brazil.

Unaudited Financial Information

Certain financial and operating results included in this Current Report on Form 8-K including working capital, capital expenditures, and production information are based on unaudited estimated results. These estimates were prepared by management and Gran Tierra’s independent auditors have not reviewed this information. These estimated results are subject to change upon completion of the Company's audited financial statements for the year ended December 31, 2018, and changes could be material. Gran Tierra anticipates filing its audited financial statements and related management's discussion and analysis for the year ended December 31, 2018 on or before February 27, 2019.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

23.1	Consent of McDaniel & Associates Consultants Ltd.
99.1	Gran Tierra Energy Inc. Reserves Assessment and Evaluation of Oil and Gas Properties Corporate Summary, effective December 31, 2018.

Forward Looking Statements and Legal Advisories:

This Current Report on Form 8-K contains opinions, forecasts, projections, guidance, plans and other statements about future events or results that constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and financial outlook and forward looking information within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). Such forward-looking statements include, but are not limited to, management's expectations regarding changes to the results presented herein following completion of the audit of the 2018 financial statements and reserves information.

Among the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements in this Current Report on Form 8-K are completion of the audit of the 2018 financial statements and the risk factors detailed from time to time in Gran Tierra’s periodic reports filed with the Securities and Exchange Commission, including, without limitation, under the caption “Risk Factors” in Gran Tierra’s Annual Report on Form 10-K filed February 27, 2018 and its subsequent quarterly reports on Form 10-Q. These filings are available on the Web site maintained by the Securities and Exchange Commission at http://www.sec.gov and on SEDAR at www.sedar.com. Should any one of a number of issues arise, Gran Tierra may find it necessary to alter its business strategy and/or capital spending program and there can be no assurance as at the date of this Current Report on Form 8-K as to how those funds may be reallocated or strategy changed and how that would impact Gran Tierra’s results of operations and financing position.

All forward-looking statements are made as of the date of this Current Report on Form 8-K and the fact that this Current Report on Form 8-K remains available does not constitute a representation by Gran Tierra that Gran Tierra believes these forward-looking statements continue to be true as of any subsequent date. Actual results may vary materially from the expected results expressed in forward-looking statements. Gran Tierra disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by applicable securities laws. Gran Tierra’s forward-looking statements are expressly qualified in their entirety by this cautionary statement.

Oil and Gas Disclaimer:

BOEs have been converted on the basis of 6 thousand cubic feet (“Mcf”) of natural gas to 1 bbl. BOEs may be misleading, particularly if used in isolation. A BOE conversion ratio of 6 Mcf: 1 barrel is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead. In addition, given that the value ratio based on the current price of oil as compared with natural gas is significantly different from the energy equivalent of six to one, utilizing a BOE conversion ratio of 6 Mcf: 1 barrel would be misleading as an indication of value.

Investors are urged to consider closely the disclosures and risk factors in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the other reports and filings with the SEC, available from the Company’s offices or website. These forms can also be obtained from the SEC via the internet at www.sec.gov.

Glossary of Oil and Gas Terms:

In this document, the abbreviations set forth below have the following meanings:

bbl	barrel	Mcf	thousand cubic feet
Mbbl	thousand barrels	MMcf	million cubic feet
MMbbl	million barrels	Bcf	billion cubic feet
BOE	barrels of oil equivalent	bopd	barrels of oil per day
MMBOE	million barrels of oil equivalent	NGL	natural gas liquids
BOEPD	barrels of oil equivalent per day	NAR	net after royalty

NAR sales volumes represent production NAR adjusted for inventory changes and losses. Our oil and gas reserves are reported NAR. Our production is also reported NAR, except as otherwise specifically noted as "working interest production before royalties." NGL volumes are converted to BOE on a one-to-one basis with oil. Gas volumes are converted to BOE at the rate of 6 Mcf of gas per bbl of oil, based upon the approximate relative energy content of gas and oil. The rate is not necessarily indicative of the relationship between oil and gas prices. BOEs may be misleading, particularly if used in isolation. A BOE conversion ratio of 6 Mcf:1 bbl is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead.

Below are explanations of some commonly used terms in the oil and gas business and in this report.

Field. An area consisting of a single reservoir or multiple reservoirs all grouped on or related to the same individual geological structural feature and/or stratigraphic condition.

Possible reserves. Possible reserves are those additional reserves that are less certain to be recovered than probable reserves. The SEC provides a complete definition of possible reserves in Rule 4-10(a)(17) of Regulation S-X.

Probable reserves. Probable reserves are those additional reserves that are less certain to be recovered than proved reserves but that, together with proved reserves, are as likely as not to be recovered. The SEC provides a complete definition of probable reserves in Rule 4-10(a)(18) of Regulation S-X.

Proved developed reserves. In general, reserves that can be expected to be recovered from existing wells with existing equipment and operating methods. The SEC provides a complete definition of developed oil and gas reserves in Rule 4-10(a)(6) of Regulation S-X.

Proved reserves. Those quantities of oil and natural gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward, from known reservoirs and under existing economic conditions, operating methods and government regulations prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

(i) The area of the reservoir considered as proved includes:

(A) The area identified by drilling and limited by fluid contacts, if any, and

(B) Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data.

(ii) In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty.

(iii) Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty.

(iv) Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when:

(A) Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and

(B) The project has been approved for development by all necessary parties and entities, including governmental entities.

(v) Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

Proved undeveloped reserves. In general, reserves that are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion. The SEC provides a complete definition of undeveloped oil and gas reserves in Rule 4-10(a)(31) of Regulation S-X.

Reserves. Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement the project.

Working interest. The operating interest that gives the owner the right to drill, produce and conduct operating activities on the property and a share of production and requires the owner to pay a share of the costs of drilling and production operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2019

GRAN TIERRA ENERGY INC.

By:	/s/ Gary S. Guidry
	Name:	Gary S. Guidry
	Title:	President & Chief Executive Officer